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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Omnibus Equity Compensation Plan (as Amended and Restated) effective November 14, 1996 of FNB Financial Services Corporation of our report dated February 10, 1998, with respect to the financial statements of FNB Financial Services Corporation and Subsidiary incorporated by reference in its Annual Report on Form 10-KSB for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                    /s/ Cherry, Bekaert & Holland, L.L.P.

                                    Cherry, Bekaert & Holland, L.L.P.

Greensboro, North Carolina
November 12, 1998